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                                                                 Exhibit 10.2(v)

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of this 30th day of April, 2004, by and between NAVTEQ Corporation (formerly Navigation Technologies Corporation), a Delaware corporation ("NAVTEQ"), and Judson Green ("GREEN" or "EXECUTIVE"), effective the date hereof ("EFFECTIVE DATE").

1.   SERVICES OF GREEN

     a. Green shall continue to devote his full time and attention to the business of NAVTEQ as its Chief Executive Officer and President and, as directed by the Board of Directors of NAVTEQ (the "BOARD"), shall perform the services that are consistent with such titles and duties. Green also shall continue to serve as a member of NAVTEQ's Board of Directors during the employment period and the failure of Green to be elected and continue as a Director (other than as a result of his voluntary resignation) during such period shall constitute a "NAVTEQ Breach" (as defined below) under this Agreement. Upon termination or expiration of Green's employment for any reason, Green shall promptly resign as a Director of NAVTEQ and its subsidiaries, as the case may be. Green may devote reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, educational, religious and similar types of activities, speaking engagements, and membership on other boards of directors (whether for-profit or not-for-profit), provided such activities do not interfere in any material way with the business of NAVTEQ, and are consistent with the terms of this Agreement and are not competitive with the business of NAVTEQ. Green shall be entitled to keep any amounts paid to him in connection with such activities (E.G., director fees and honoraria).

     b. The period of Green's employment under this Agreement shall continue from the Effective Date until terminated on the earlier to occur of (i) Green's death or a termination of Green's employment due to his Disability (as defined below) and (ii) the date of termination of his employment by NAVTEQ or by Green as evidenced by notice to that effect by one such party to the other. NAVTEQ may upon notice to Green involuntarily terminate Green's employment at any time for or without Cause (as defined below). Upon notice to NAVTEQ, Green may voluntarily terminate his employment at any time due to or not due to a NAVTEQ Breach or for or not for Good Cause (as such terms are defined below); provided, any such termination by Green other than as a result of either a NAVTEQ Breach or for Good Cause shall be effective not sooner than sixty (60) days after such notice and, upon such notice by Green, NAVTEQ may terminate Green's employment at any time during such sixty (60) day or longer notice period (which shall not be regarded as an involuntary termination by NAVTEQ without Cause).

     c.   Green agrees that:

          (i) During the period of Green's employment and for a period of one (1) year after the termination of his employment for any reason, Green will not, acting alone or in conjunction with others, directly or indirectly, without the consent in writing of the Board:

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                  (A)  Engage (either as an owner, partner, stockholder,
employer, employee, consultant or otherwise) in any business or activity related to creating, managing, adapting, applying, distributing, selling or licensing navigable street map databases and related database creation, updating, accessing, routing, compiling or other application software, or any logical extensions thereof, or any other business conducted during the term of this Agreement by NAVTEQ or any of its subsidiaries (the "NAVTEQ BUSINESSES"); it being agreed, without limiting any of the foregoing, that Green will not directly or indirectly provide software services to any competitor of NAVTEQ in the NAVTEQ Businesses.

                  (B) Induce any customers of NAVTEQ or any of its subsidiaries to curtail or cancel their business with NAVTEQ or any of its subsidiaries, or induce any person or entity to do business with any competitor of NAVTEQ engaged in any of the NAVTEQ Businesses.

                  (C) Solicit or canvass business in connection with the selling or licensing of navigable street map databases or related software from any person or entity who was a customer of NAVTEQ or any of its subsidiaries during the period in which Green's services are or were provided to NAVTEQ or any of its subsidiaries; or

                  (D) Induce, or attempt to influence, any employee of NAVTEQ or any of its subsidiaries to terminate his or her employment.

The provisions of each of clauses (A), (B), (C), and (D) above are separate and distinct commitments independent of each of the other clauses. It is agreed that the ownership of equity securities of NAVTEQ or not more than five percent (5%) of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, in itself, be deemed inconsistent with subparagraphs 1.c.(i)(A).

If, at the time of enforcement of any of the provisions of this Section 1.c.(i), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. The parties agree that the covenants made in this Section 1.c.(i) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

          (ii) Except in the course of providing services hereunder, Green shall not, at any time, during his employment or thereafter, for any reason whatsoever, disclose, use, transfer or sell any confidential or proprietary information of NAVTEQ and its subsidiaries if such information has not otherwise lawfully been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

          (iii) Green agrees to cooperate with NAVTEQ by being available to testify on behalf of NAVTEQ or any subsidiary or affiliate of NAVTEQ in any proceeding, whether civil, criminal, administrative or investigative, and to assist NAVTEQ, or any subsidiary or affiliate of NAVTEQ, in any such action, suit or proceeding, by providing information, and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel of

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NAVTEQ or any subsidiary or affiliate of NAVTEQ, at reasonably convenient times and places, as requested by such Board, representatives or counsel. NAVTEQ agrees to reimburse Green for all expenses (including the reasonable fees and expenses of his counsel) and time reasonably incurred in connection with his provision of such testimony or assistance after the termination of Green's services under this Agreement.

2.   COMPENSATION

     a. Compensation for Green's services shall consist of (i) the Base Annual Compensation, (ii) the Senior Executive Bonus Plan, (iii) such customary health and welfare benefits and perquisites as NAVTEQ provides to its executive employees, and (iv) incentive awards from time to time as hereinafter provided in this Agreement. NAVTEQ shall reimburse Green for reasonable expenses incurred in performing his duties to NAVTEQ hereunder, subject to policies established by the Board from time to time. Upon Green's retirement (or other voluntary termination of employment) at any time at or after attaining age 55, or at any time upon a termination of Green's employment due to his death or Disability or for a reason set forth at Section 2.e., Green and his spouse shall each be entitled to continuation of health benefits until they commence Medicare, at a cost to Green of the COBRA premium charged to former employees from time to time ("RETIREE HEALTH BENEFIT").

     b. The "BASE ANNUAL COMPENSATION" for Green's services shall be at the annual rate of not less than $630,000. The Base Annual Compensation shall be paid to Green by NAVTEQ in twenty-six (26) equal bi-weekly installments each year. The Board shall review the Base Annual Compensation on an annual basis. The Board shall have the right, but not the obligation, to increase (but not decrease) Green's Base Annual Compensation from time to time, as it sees fit, and any increased amount shall thereafter be Green's "Base Annual Compensation" hereunder.

     c. Green will also be eligible to participate in NAVTEQ's Senior Executive Bonus Plan during the term of his employment. Green's target bonus each year will be 100 percent of his Base Annual Compensation, with lesser or greater bonus opportunities for performance below or above target performance levels. One half of Green's bonus will be subject to Green's achievement of applicable NAVTEQ milestones and objectives. Such milestones and objectives shall be established annually by the Compensation Committee of the Board (the "Committee"), not later than the 90th day of the fiscal year, and shall refer to financial and other data determinable as of the end of each fiscal year of NAVTEQ. The other half of Green's bonus will be subject to Green's achievement of objective personal objectives established by the Committee on an annual basis. For each year, Green's bonus, if any, will be paid to Green in a lump sum on or before March 31 of the following year. A determination as to whether the aforementioned milestones and objectives have been met shall be made by the Committee within ninety (90) days after the end of each such fiscal year, and Green's bonus, if any, shall be deemed earned as of the end of the fiscal year for which the objectives and milestones were set.

     d. If NAVTEQ terminates Green's employment for Cause, or Green's employment terminates due to his death or Disability, or Green terminates his employment with NAVTEQ other than as a result of either a NAVTEQ Breach or for Good Cause, or Green's employment terminates for any reason at or after attaining age 65 then NAVTEQ shall not be required to pay

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any compensation for such termination, and Green shall not thereafter continue to participate in any benefit plans of NAVTEQ or its subsidiaries, except to the extent required by law or as provided below. Green shall be entitled to receive for the period through the date of such termination: (i) all Base Annual Compensation accrued and unpaid, (ii) accrued and unused vacation, (iii) any annual bonus earned and unpaid, such bonus to be received when such bonus would have been paid to Green had Green's employment not been so terminated, and (iv) any unreimbursed business expenses incurred through the date of such termination. Green (or his beneficiary) shall be entitled to receive any death or disability benefit, or any welfare benefit, to which Green may be entitled under the terms of NAVTEQ's benefit plans, including COBRA continuation and the Retiree Health Benefit (if applicable as provided at Section 2.a.). In the event Green's employment terminates due to death or Disability, all stock options, restricted stock, restricted stock units and other equity awards to Green shall immediately fully vest, a pro rata amount of non-equity incentive awards to Green shall vest based upon target payout and the number of days worked in the performance period, all stock option awards shall be exercisable for eighteen
(18) months in the case of Green's death and for twelve (12) months in the case of his Disability and all earned cash long-term incentive awards for which the performance cycle has ended shall be immediately payable.

     e.   In the event that at any time prior to the date Green attains age 65:
(i) Green's employment is terminated by NAVTEQ without Cause or by Green as a result of either a NAVTEQ Breach or for Good Cause, or (ii) Green terminates his employment for any reason during the thirty (30) day period commencing on the six-month anniversary after a Change of Control, then NAVTEQ will provide Green with the following:

          (i) Severance pay, payable in a lump sum within ten (10) days following the date of termination of Green's employment, in an amount equal to two (2) years of Base Annual Compensation and two (2) years of target bonuses.

          (ii) Continuation of Green's participation in NAVTEQ's health and welfare benefit plans for a period of two (2) years after the date of termination, to the extent the terms of such plans so permit, followed by COBRA continuation coverage (paid by NAVTEQ for such part, if any, of such two-year period as the health benefit plan does not so permit), and then followed by the Retiree Health Benefit.

          (iii) All stock options, restricted stock, restricted stock units and other equity awards to Green shall immediately fully vest, a pro rata amount of non-equity incentive awards to Green shall vest based upon target payout and the number of days worked in the performance period, all stock options shall be exercisable for the unexpired balance of the stated option period, and all earned cash long-term incentive awards for which the performance cycle has ended shall be immediately payable.

          (iv) All Base Annual Compensation accrued and unpaid, accrued and unused vacation, any annual bonus earned and unpaid, such bonus to be received when such bonus would have been paid to Green had Green's employment not been so terminated, and any unreimbursed business expenses incurred through the date of such termination.

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In the event of such a termination, the foregoing shall be Green's sole and exclusive remedy and Green shall not be entitled to any other or further payments, compensation or benefits from NAVTEQ, except as may be more favorable to Green as provided in any stock option or other equity or other incentive award previously or hereafter granted to Green.

     f.   For purposes of this Agreement,

          (i) "CAUSE" shall mean (w) the material breach by Green of any of his obligations under this Agreement (other than as a result of Green's death or Disability and, with respect to a material breach by Green of any of his obligations under Section 1.a. of this Agreement, except where Green reasonably and in good faith believes the performance of such obligations to be not in the best interests of NAVTEQ and its subsidiaries or the stockholders of NAVTEQ) which is not remedied within 15 days after delivery of written notice from NAVTEQ to Green specifying such breach, (x) Green's commission of a criminal offense which is a felony, (y) Green's commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to NAVTEQ or any of its operating subsidiaries or any of their business relations, or (z) the substantial and repeated failure of Green to perform duties as reasonably directed by the Board consistent with this Agreement (except where Green reasonably and in good faith believes the performance of such duties to be not in the best interests of NAVTEQ and its subsidiaries or the stockholders of NAVTEQ);

          (ii) A "NAVTEQ BREACH" shall mean a continued material failure of NAVTEQ to comply with the terms of this Agreement, and such failure continues for a period of more than 15 days following notice of such failure by Green to the Board. Any such notice shall specifically state the grounds which Green alleges constitutes a NAVTEQ Breach;

          (iii) "DISABILITY" shall mean Green's incapacity due to physical or mental illness as certified in writing by a physician selected by Green and reasonably acceptable to NAVTEQ (it being understood that (x) such physician shall be deemed to be reasonably acceptable to NAVTEQ if, within a period of fifteen (15) days after Green notifies NAVTEQ of the name of such physician, NAVTEQ does not object to the use of such physician, and (y) if Green fails to select a physician within fifteen (15) days after a written request from NAVTEQ to do so, NAVTEQ shall have the right to select the physician to examine Green);

          (iv) "GOOD CAUSE" shall mean (x) a significant diminution by NAVTEQ of Green's duties and responsibilities as compared to the duties and responsibilities of Green on the Effective Date, or (y) a reduction by NAVTEQ of Green's Base Annual Compensation or target bonus opportunity; and

          (v) "CHANGE OF CONTROL" shall have the meaning ascribed to such term in the NAVTEQ Corporation 2001 Stock Incentive Plan ("STOCK PLAN") as in effect from time to time. The foregoing and Section 5.g to the contrary notwithstanding, for the purpose of this Agreement, a "Change of Control" shall not be deemed to occur solely as a result of a reduction by Philips Consumer Electronic Services B.V. and any of its affiliates (as defined under the Stock Plan, but for this purpose substituting Philips Consumer Electronic Services B.V. for the Company) to which it has transferred any of its NAVTEQ securities to less than a majority of the combined voting power of then outstanding securities entitled to vote generally in the election of

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NAVTEQ or the surviving entity of a merger sale exchange or consolidation, as the case may be, in such a Change of Control transaction described under the Stock Plan.

     g. NAVTEQ shall indemnify Green with respect to his performance of services hereunder to the full extent allowed under the General Corporation Law of the State of Delaware. NAVTEQ shall maintain officers' and directors' liability insurance coverage for Green while employed by NAVTEQ or serving on the Board, and at all times thereafter for the duration of any period of limitations during which any action may be brought against Green, in such amount and to the same extent as NAVTEQ covers other members of the Board.

     h. During the term of Green's employment hereunder, NAVTEQ shall provide Green with the following additional benefits:

          (i) NAVTEQ will continue its practice of paying or reimbursing Green for all first-class business-related travel anywhere within the United States and for business-class business-related travel to destinations outside of the United States.

          (ii) NAVTEQ will pay Green a monthly allowance in the amount of $3,000 for expenses related to an automobile, personal financial advice and membership fees and dues of a downtown Chicago luncheon/dinner club designed primarily to serve meals in a business environment. Green shall otherwise bear all expenses and liabilities relating to these items.

          (iii) NAVTEQ will purchase and maintain for the duration of Green's employment with NAVTEQ a level-premium term life insurance policy having a death benefit of not less than $3,500,000, payable to the beneficiary designated by Green. Upon termination of Green's employment for any reason (other than death), NAVTEQ shall assign such policy to Green at his option.

          (iv) All stock options, restricted stock, restricted stock units and other equity incentive awards to Green shall immediately fully vest, and a pro rata amount of non-equity incentive awards to Green shall vest based upon target payout and the number of days worked in the performance period, in the event of a Change of Control of NAVTEQ.

          (v) If the Company proposes to register shares of its stock under the Securities Act, then the Company shall, prior to the expiration of any lock up period under an agreement which Green enters into with the underwriters, file a Form S-8 to register all shares of stock, stock options and other equity incentive awards payable in stock to Green.

     i. During the period of Green's employment hereunder, in the event NAVTEQ completes an initial sale in an underwritten public offering registered under the Securities Act of 1933, as amended ("SECURITIES ACT"), of shares of NAVTEQ's common stock having an aggregate offering value of at least $25 million ("IPO"), Green shall have the right to purchase as part of the IPO up to $5 million ($5,000,000) in shares of such stock at the IPO price to the public.

     j. As of the Effective Date, Green shall be awarded restricted stock units under the Stock Plan for 8,670,701 shares of common stock of NAVTEQ, vesting in equal installments on the first four (4) anniversaries of the Effective Date, and on such other terms (including

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performance conditions) as are set forth on the Restricted Stock Unit Agreement attached hereto as Exhibit A. Commencing 2005, Green shall be eligible for an annual equity award under the Stock Plan (or any successor plan) in such amount and having such other terms and conditions as may be determined in the sole discretion of the Board or the Committee.

     k.   Green hereby agrees that all rights he had under Sections 2.k.(ii) and
Section 2.l. of his employment agreement with NAVTEQ dated April 17, 2000 ("PRIOR AGREEMENT") shall be terminated and of no force or effect and Green further agrees that he has no right or claim to purchase any equity securities or be granted any equity securities under such provisions of the Prior Agreement.

     l. All amounts payable to Green hereunder shall be subject to all required withholding by NAVTEQ.

3.   PROPRIETARY INFORMATION AND INVENTIONS

     a. Subject to the exceptions identified in Section 3.c., the items specified below in this Section 3.a. are hereinafter collectively called "PROPRIETARY SUBJECT MATTER," and Green's interest in them will be the exclusive property of NAVTEQ, its successors, assignees, or nominees:

          (i) Any and all inventions, improvements and ideas (whether or not patentable or copyrightable) which Green has made or conceived, or which he may make or conceive, either solely or jointly with others, at any time during the term of his employment, which relate to the NAVTEQ Businesses (as defined above) or contemplated businesses of which Green is aware, or logical extensions thereof (and not to business management or leadership generally).

          (ii) Any suggestion, proposal, writing, drawing and the like of any sort whatsoever, including any interest in any copyright, which Green creates or assists in creating during his engagement with or provision of services to NAVTEQ, which is related to the NAVTEQ Businesses (as defined above) or contemplated businesses of which Green is aware, or logical extensions thereof (and not to business management or leadership generally).

Green shall fully and promptly disclose to NAVTEQ all Proprietary Subject Matter made or conceived during the term of Green's employment with NAVTEQ. Green shall not knowingly or intentionally assign or otherwise relinquish any rights in such Proprietary Subject Matter to any third party without the prior written consent of the Board.

     b. At the request and expense of NAVTEQ, but without further compensation to Green beyond the provisions of this Agreement, Green shall promptly consent to such acts and execute, acknowledge and deliver all such papers, including without limitation patent and copyright applications, as may be necessary or desirable in the sole discretion of NAVTEQ, to obtain, to protect, to maintain, or to vest in NAVTEQ the entire right, title and interest in and to Proprietary Subject Matter, and in and to any patent applications, patents, copyright applications, copyrights, investors' certificates or other proprietary rights of any kind relating thereto, in all countries of the world, including rendering such assistance as NAVTEQ may request in any future contemplated or pending litigation, Patent Office proceeding or other proceeding.

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     c.   (i)     The Board may from time to time except from the provisions of
Sections 3.a. and 3.b. hereof Green's rights in Proprietary Subject Matter upon a determination by the Board that such would not adversely affect, or materially contribute to an adverse effect on, the results of operations or the financial condition or prospects of NAVTEQ or any of its subsidiaries. Any such determination of the Board shall be by majority vote not including Green or directors who have been designated by or who are affiliated with Green.

          (ii) The exception set forth in Section 3.c.(i) notwithstanding, Green will not assert against NAVTEQ any claim for infringement or misappropriation of any excepted Proprietary Subject Matter.

     d. Green will not knowingly or negligently disclose, or cause others to disclose to NAVTEQ or any of its subsidiaries, or induce NAVTEQ or any of its subsidiaries to use, any information or material which is the property of other individuals or companies and which there is any reason to believe is of a proprietary or confidential nature, except with the consent of the owners of such information or material.

     e. Since the services that Green will render to NAVTEQ will include, and Green shall have access to, NAVTEQ's knowledge and information of a private or confidential or secret nature, Green shall not during or after the term of his employment, except as reasonably required in the normal course of NAVTEQ's business or as authorized in writing by the Board, publish, disclose or make use of, or authorize anyone else to publish, disclose or otherwise make use of, any such knowledge or information, whether of a technical or of a non-technical nature, which in any way relates to the design, construction, manufacture or sale of NAVTEQ's services or products.

     f. All documents, written information and other items, including but not limited to notes, sketches, manuals, blueprints, notebooks, products, tools, fixtures, records and information relating to the services or products of NAVTEQ or its subsidiaries, made or obtained by Green through Green's provision of services to, or employment by, NAVTEQ, will be the exclusive property of NAVTEQ and shall be delivered by Green to NAVTEQ upon termination of his employment (whether such termination is caused by an act of NAVTEQ or by Green or by any other act), or any other time as requested by NAVTEQ. Subject to the confidentiality provisions of Section 3.e. hereof, Green may retain copies of such papers as necessary for the sole purpose of protecting his legal interests.

4.   GOVERNING LAW; ARBITRATION; INJUNCTIVE AND OTHER RELIEF

     a. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware.

     b. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by this Section 4 to be arbitrated. Except as provided in this Section 4, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration

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Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     c. Within fifteen (15) days after the commencement of arbitration, NAVTEQ and Green shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

     d. Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive, except as provided in
Section 2.e.

     e. The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

     f. Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

5.   MISCELLANEOUS

     a. SURVIVAL. Notwithstanding anything in this Agreement to the contrary, the obligations of the parties under Sections 1.c., 2.d., 2.e., 2.g., 2.h.(iii), and 2.h.(v), 3., 4., 5. and 6. shall survive any termination of Green's employment.

     b. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. NAVTEQ shall assign and cause a successor to assume the obligations of NAVTEQ under this Agreement. However, nothing in this Section 5.b. shall be construed to limit in any way Green's rights hereunder in the event of a Change of Control as defined in Section 2.f.(v) herein.

     c. ENTIRE AGREEMENT; AMENDMENT. This Agreement is an amendment and complete restatement of Green's Prior Agreement (and of all amendments of the Prior Agreement entered into prior to the date hereof). This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereto. None of this Agreement or any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto.

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     d.   NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand, or by messenger or nationally reputable overnight courier, or transmitted by electronic telecopy
(fax) addressed:

If to NAVTEQ, at:

Navigation Technologies Corporation
Attn: General Counsel
222 Merchandise Mart
Suite 900
Chicago, Illinois 60654
Fax:___________________

If to Green, at:

Judson Green
9200 Point Cypress Drive
Orlando, Florida 32836
Fax:___________________

with a copy to:

Robert J. Stucker, Esq.
Vedder, Price, Kaufman & Kammholz, P.C.
222 North LaSalle Street
Suite 2600
Chicago, Illinois 60601
Fax: (312) 609-5005

or at such other addresses as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective
(i) if mailed, seven (7) days after mailing (if mailed from outside the United States, such mailing must be by airmail and said seven (7) days shall be fourteen (14) days); (ii) if delivered, upon delivery; or (iii) if faxed, one
(1) business day after transmission and acknowledgment of receipt by telephone or fax.

     e. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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     f.   SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Green and NAVTEQ acknowledge that the restrictive covenants herein have been negotiated in good faith and they believe that such restrictive covenants are reasonable and are not more restrictive or broader than are necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that the NAVTEQ Businesses are highly competitive, that NAVTEQ would not enter into this Agreement but for the covenants contained in Section 1.c., and that such covenants are essential to protect the value of the NAVTEQ Businesses. Green and NAVTEQ acknowledge and confirm that competition by Green would likely cause irreparable injury to NAVTEQ and its subsidiaries. If, however, it shall be determined at any time by any arbitrator or court of competent jurisdiction that this Agreement, as written, is unenforceable because the restrictions set forth herein are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such arbitrator or court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

     g. INCONSISTENCY. In the case of any conflict between the terms of this Agreement (the "AGREEMENT TERMS") and the provisions of any plan, policy, or practice of NAVTEQ as in effect from time to time (the "STANDARD PROVISIONS"), Green's rights or NAVTEQ's obligations shall be established by whichever of the Agreement Terms or Standard Provisions would be more beneficial to Green.

     h. TITLES AND SUBTITLES. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     i. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each party may execute a separate counterpart which, taken together, shall constitute as fully binding an agreement as if both executed the same counterpart.

6.   PARACHUTE TAX.

     a. Anything in this Agreement to the contrary notwithstanding, and whether or not Green's employment with NAVTEQ shall have terminated, in the event that it shall be determined that any payment, distribution or other benefit provided by NAVTEQ to or for the benefit of Green, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "PAYMENT"), Green shall be paid an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by Green after deduction of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 ("CODE"), and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment, shall be an amount such that the Green will be in the same after-tax position as if no excise tax under the Code had been imposed. For purposes of determining the amount of the Gross-Up Payment, Green shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Green's residence (or, if greater, the state and locality in which Green is required to file a nonresident income tax return with respect to the Payment) on the relevant calculation date, net of the reduction in federal income taxes that may be obtained from the deduction of such state and local taxes (with due regard for any limitation on federal income tax deductions due to the amount Green's adjusted gross income or the application of the federal alternative minimum tax).

     b. All determinations to be made under this Section 6. shall be made by a nationally recognized independent public accountant selected by NAVTEQ immediately prior to the Change in Control (which may be NAVTEQ's auditors) (the "ACCOUNTING FIRM"), which firm shall provide its determinations and any supporting calculations both to NAVTEQ and Green within ten (10) days after receipt of notice from Green that there has been a Payment or that there will be a Payment. If the Accounting Firm determines that no excise tax is payable by Green, it shall furnish NAVTEQ and Green with an opinion to the effect that there is "substantial authority" that the Payment does not constitute an "excess parachute payment" (as those terms are defined under the Code and regulations thereunder). Subject to any determination of an Underpayment or Overpayment (defined below), any such determination by the Accounting Firm shall be binding upon NAVTEQ and Green for purposes of any dispute between the parties hereto. All fees and expenses of the Accounting Firm in performing the determinations and obtaining such opinion referred to above shall be borne solely by NAVTEQ.

     c. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that the Gross-Up Payment made will have been an amount less than NAVTEQ should have paid pursuant to this Section 6. (the "UNDERPAYMENT") or an amount greater than NAVTEQ should have paid pursuant to this Section 6. including, without limitation, by reason of a redetermination of the value of any accelerated vesting of stock options (the "OVERPAYMENT"). In the event that it is finally determined that an Underpayment exists and Green is required to make a payment of any excise tax or related tax, the Gross-Up Payment shall be adjusted accordingly and the shortfall shall be promptly paid by NAVTEQ to Green or for his benefit. In the event that it is finally determined that an Overpayment exists and NAVTEQ paid a Gross-Up Payment to Green in excess of the amount of the Gross-Up Payment to which he is actually entitled hereunder, such excess shall be promptly reimbursed by Green to NAVTEQ.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                        JUDSON GREEN

                                        /s/ Judson Green
                                        -------------------------------

                                        NAVTEQ CORPORATION

                                        By: Richard J.A. de Lange
                                            ---------------------------

                                           Title: Chairman
                                                  ---------------------

                                           /s/ Richard J.A. de Lange
                                           -------------------------------

                                    EXHIBIT A

                               NAVTEQ CORPORATION
                         RESTRICTED STOCK UNIT AGREEMENT

                        April 30, 2004 ("Date of Grant")

I.   NOTICE OF RESTRICTED STOCK UNIT GRANT ("UNIT GRANT")

     Judson Green
     9200 Point Cypress Drive
     Orlando, Florida 32836

     You have been granted restricted stock units ("Units") for Shares of Common Stock of NAVTEQ Corporation (the "Company"), pursuant to the NAVTEQ Corporation 2001 Stock Incentive Plan, subject to the terms and conditions of this Restricted Stock Unit Agreement ("Unit Agreement" or "Agreement").

Total Number of Shares Granted:     8,670,701

VESTING SCHEDULE

     Except as hereafter provided, the Units subject to this Unit Grant shall vest 2,167,675 Units on each of the first three (3) anniversaries of the Date of Grant and 2,167,676 Units on the fourth (4th) anniversary of the Date of Grant, (each such date a "Vesting Date" and each such Unit a "Vested Unit") subject to your Continuous Status as an Employee on each such Vesting Date as to such Units so vesting. Notwithstanding anything to the foregoing to the contrary, no Units shall vest unless the Company earns $10,000 of operating income (computed in accordance with Generally Accepted Accounting Principles and in the same manner as the Company has historically computed its operating income in its audited financial statements) during any single calendar month between and including May 2004 and April 2005.

ACCELERATION OF VESTING UPON TERMINATION WITHOUT CAUSE, FOR A NAVTEQ BREACH OR GOOD CAUSE, OR DUE TO DEATH OR DISABILITY

     If you are terminated for reasons other than discharge for Cause (as defined in your Employment Agreement with the Company dated as of April 30, 2004 ("Employment Agreement")) or if you terminate your employment as a result of a NAVTEQ Breach or for Good Cause, or your employment terminates as a result of your death or Disability (each as defined in your Employment Agreement), that portion of your Unit Grant which has not yet vested as of the date of such termination will immediately vest as of the date of such termination.

ACCELERATION OF VESTING UPON A CHANGE OF CONTROL OF THE COMPANY

     In the event of a Change of Control of the Company (as defined in your Employment Agreement), subject to your Continuous Status as an Employee until such Change of Control, that portion of your Unit Grant which has not yet vested as of the date of such event will immediately vest simultaneously with the consummation of the Change of Control (as defined in your Employment Agreement).

DELIVERY OF SHARES

     (a) Except to the extent delivery has been deferred under an applicable deferred compensation plan of the Company, as soon as practicable after each of the Vesting Dates, the Company shall deliver to you one (1) Share for each Unit which became a Vested Unit on the immediately preceding Vesting Date.

     (b) Within ten (10) days after the Units shall have become Vested Units pursuant to a termination of your employment or a Change of Control, both as provided above, the Company shall deliver to you one (1) Share for each Unit covered by this Unit Agreement which has become a Vested Unit but only with respect to which a Share has not yet been delivered.

     (c) Upon termination of your employment by the Company for Cause or your termination employment other than as a result of a NAVTEQ Breach or for Good Reason, any unvested Units shall terminate and no Shares shall be delivered with respect to such terminated Units.

NO RIGHTS AS A STOCKHOLDER PRIOR TO DELIVERY; PAYMENT OF DIVIDEND EQUIVALENTS; ADJUSTMENT.

     You shall not have any right, title or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the Shares covered by this Unit Agreement, except to the extent that such Shares have been distributed to you as provided above. Notwithstanding the foregoing, upon the Units becoming Vested Units as provided above, you shall be entitled to receive a cash payment in an amount equal to each cash dividend the Company would have paid to you during the term of the Units as if you had been the owner of record of the Shares covered by such Units on the record date for the payment of such dividend. In lieu of receiving such payment at the time of such Units becoming Vested Units, all or any portion of such payment may be deferred by you pursuant to an applicable deferred compensation plan with the approval of the Board. The Unit Agreement shall be subject to adjustment (including, without limitation, as to the number of shares of Common Stock covered by the Unit Agreement) pursuant to Part III, Section 7. of this Unit Agreement, following the Date of Grant.

II.  DEFINITIONS

     As used herein, the following definitions shall apply:

     (a) "Applicable Laws" means the legal requirements relating to the administration of stock and stock option plans and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options, Stock Purchase Rights, or other rights in Shares are, or will be, granted under the Plan.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d)  "Common Stock" means the Common Stock of the Company.

     (e)  "Company" means NAVTEQ Corporation, a Delaware corporation.

     (f) "Continuous Status as an Employee" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

     (g)  "Disability" has the meaning of such term in your Employment
Agreement.

     (h) "Employee" means being employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (i) "Notice of Grant" means the written notice above evidencing certain terms and conditions of the Restricted Stock Units granted herein. The Notice of Grant is part of this Unit Agreement.

     (j) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (k)  "Share" means a share of Common Stock.

     (l) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

III. AGREEMENT

     1. GRANT OF UNITS. The Company hereby grants to you the Units with respect to Shares of Common Stock of the Company as set forth in the Notice of Grant in Part I above, subject to the terms and conditions of this Agreement.

     2. NON-TRANSFERABILITY OF UNITS. These Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or by transfer to your spouse and descendants (whether natural or adopted) and any entity in which you, your spouse and/or descendants collectively own a 100% direct or indirect beneficial interest ("Permitted Transferees"), provided that such Permitted Transferees have agreed in writing to be bound by the provisions of this Agreement, and Shares may be distributed during your lifetime only to you or Permitted Transferees. The terms of this Unit Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of both you and the Permitted Transferees.

     3. LOCK-UP PERIOD. You hereby agree that in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), you shall not sell or otherwise transfer any of the Shares during the 180-day period (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     4. GRANTEE'S REPRESENTATIONS. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time such Shares are distributed to you, you shall, if required by the Company, concurrently with the distribution of Shares respecting all or any portion of these Units, deliver to the Company your Investment Representation Statement in the form attached hereto as Exhibit A.

     5. RESTRICTIONS ON DISTRIBUTION. Shares may not be distributed under this Unit Agreement if the issuance of such Shares upon such distribution would constitute a violation of any Applicable Law. You represent that when you receive a distribution of Shares pursuant to your Units, you will be acquiring such Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of Shares distributed to you under this Unit Agreement unless such offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing, (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) violate any agreement between yourself and the Company, including this Unit Agreement. You further understand that the certificates for any Shares distributed to you will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     6. WITHHOLDING OF TAXES. Upon distribution of Shares, you may surrender other Shares then owned by you to satisfy the Company's tax withholding obligations. In the absence of such surrender, the Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Shares issued pursuant to this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

     7. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board will, in order to prevent the dilution or enlargement of rights under your Units, make such adjustments in the number and type of Shares covered by your Units specified herein as may be reasonably determined by the Board to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to this Unit Agreement.

     8. ENTIRE AGREEMENT; GOVERNING LAW. The Notice of Grant and this Unit Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by Delaware law, except for that body of law pertaining to conflict of laws. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions which may arise in connection with this Agreement and are not required by Section 9 below to be arbitrated.

     9. ARBITRATION. Except as provided in this Section 9, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Within fifteen (15) days after the commencement of arbitration, the Company and you shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

     Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief.

     The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

     Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

     10. NO GUARANTEE OF EMPLOYMENT. YOU ACKNOWLEDGE AND AGREE THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED UNITS OR ACQUIRING VIA DISTRIBUTION SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR THE COMPANY'S RIGHT TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

     YOU HAVE READ AND UNDERSTAND SECTION 9, WHICH DISCUSSES ARBITRATION. YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, YOU

AGREE TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF YOUR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS RELATIONSHIP.

     By your signature and the signature of the Company's representative below, you and the Company agree that these Units are granted under and governed by the terms of this Unit Agreement. You have reviewed this Unit Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Unit Agreement and fully understand all provisions of this Unit Agreement. You further agree to notify the Company upon any change in the residence address indicated below.

GRANTEE:                                NAVTEQ CORPORATION

/s/ Judson Green                        Richard J.A. de Lange
-------------------------------         -------------------------------
Signature                               By

Judson Green                            Chairman
-------------------------------         -------------------------------
Print Name                              Title

                                        /s/ Richard J.A. de Lange
                                        -------------------------------

9200 Point Cypress Drive
-----------------------------
Orlando, Florida 32836
-----------------------------
-----------------------------
Residence Address

                                CONSENT OF SPOUSE

     The undersigned spouse of Judson Green has read and hereby approves the terms and conditions of this Unit Agreement. In consideration of the Company's granting his or her spouse the right to receive a distribution of Shares as set forth in this Unit Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Unit Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Unit Agreement.


                                        -------------------------------
                                        [Insert Name of Spouse]

                                    EXHIBIT A

                     INVESTMENT REPRESENTATION STATEMENT(1)

GRANTEE:

COMPANY:  NAVTEQ CORPORATION

SECURITY: COMMON STOCK

AMOUNT:

DATE:

     In connection with the distribution of the above-listed Securities, the undersigned Grantee represents to the Company the following:

     a. Grantee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     b. Grantee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee's investment intent as expressed herein. In this connection, Grantee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Grantee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until and increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company[, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California] and any other legend required under applicable state securities laws.

     c. Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Units to the Grantee, the distribution of Shares will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Units, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the requirements were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

     d. Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                        Signature of Grantee:


                                        -------------------------------

                                        Date:
                                             --------------------------

                                       A-2